UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA 92618

(Address of principal executive offices)

(949) 788-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2007, ISTA Pharmaceuticals, Inc., a Delaware corporation (“ISTA”), entered into a Fifth Amendment to Lease, dated for reference purposes only as of July 25, 2007 (the “Lease Amendment”), with Alton Plaza Property, Inc., a Delaware corporation (the “Landlord”), for the leasing of 8,181 square feet of office space located at 15285 Alton Parkway, Irvine, CA 92618 (the “15285 Premises”). Under its current leasehold, as amended by the Lease Amendment, ISTA will have access to an aggregate of approximately 52,920 square feet of laboratory and office facilities in Irvine, California.

The term of the lease for the 15285 Premises is scheduled to commence on December 12, 2007 and expire on December 31, 2010. In addition, the term of the lease for the premises located at each of 15279 and 15295 Alton Parkway, Irvine, CA 92618 has been extended from October 31, 2009 to December 31, 2010.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Fifth Amendment to Lease, dated for reference purposes only as of July 25, 2007, by and between Alton Plaza Property, Inc. and ISTA Pharmaceuticals, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

August 21, 2007	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Amendment to Lease, dated for reference purposes only as of July 25, 2007, by and between Alton Plaza Property, Inc. and ISTA Pharmaceuticals, Inc.